UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 10, 2013

Ormat Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State of Incorporation)

001-32347 (Commission File Number)	No. 88-0326081 (I.R.S. Employer Identification No.)

6225 Neil Road, Reno, Nevada (Address of Principal Executive Offices)	89511-1136 (Zip Code)

(775) 356-9029
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01     Entry into a Material Definitive Agreement.

Item 9.01     Financial Statements and Exhibits

Signatures

Exhibit Index

Exhibit 10.1	Amendment to Employment Agreement of Yoram Bronicki dated December 10, 2013.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

On December 10, 2013, Ormat Technologies, Inc. (the “Company”) entered into an amendment to Yoram Bronicki's employment agreement, whereby (i) his employment with the Company was extended for additional two years until June 30, 2016, (ii) reflect his new position as Chairman of the Board of Directors of the Company, effective June 30, 2014, (iii) clarify that he will need to devote only a majority of his time in such new position and that, subject to his confidentiality and non-compete obligations, he will be entitled to devote the remainder of his time to other pursuits, and (iv) reduce his annual bonus from 0.75% to 0.50% of the Company’s annual consolidated profits (after tax) above $2,000,000 up to a maximum of six times his annual base salary.

The other material terms of Mr. Bronicki’s employment agreement will remain unchanged. A description of those terms is contained under the heading “Executive Compensation—Our Group I Executives—Yoram Bronicki” in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 25, 2013, which is incorporated by reference herein

The foregoing description of the amendment to Mr. Bronicky's employment agreement is qualified in its entirety by reference to the amendment attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit 10.1	Amendment to Employment Agreement of Yoram Bronicki dated December 10, 2013 by and between Ormat Technologies, Inc. and Yoram Bronicki.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ormat Technologies, Inc.

By:	/s/ Yehudit Bronicki
Name: Yehudit Bronicki
Title: Chief Executive Officer

Date: December 10, 2013

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Amendment to Employment Agreement of Yoram Bronicki dated December 10, 2013 by and between Ormat Technologies, Inc. and Yoram Bronicki.

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